As filed with the Securities and Exchange Commission on December 1, 2017

Registration No. 333-205194

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAYNE CHRISTENSEN COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-0920712 (I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd., Ste. 800

The Woodlands, Texas 77380
(Address of Principal Executive Offices) (Zip Code)

LAYNE CHRISTENSEN COMPANY
CAPITAL ACCUMULATION PLAN

(as amended and restated)
(Full title of the plan)

Steven F. Crooke, Layne Christensen Company
1800 Hughes Landing Blvd., Ste. 800

The Woodlands, Texas 77380

(Name and address of agent for service)

(281) 475-2600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company, or an "emerging growth company". See the definitions of “large accelerated filer,” “accelerated filer,” "non-accelerated filer", “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

EXPLANATORY STATEMENT – DEREGISTRATION OF UNSOLD SECURITIES

On June 24, 2015 Layne Christensen Company (the “Company”) registered a total of 750,000 shares (the “Shares”) of common stock, $.01 par value per share, of the Company with the Securities and Exchange Commission on a Registration Statement on Form S-8 (Registration No. 333-205194) (the “Registration Statement”) in connection with the issuance of the Shares pursuant to the Layne Christensen Company Capital Accumulation Plan (the “Plan”). The Registration Statement also covered an indeterminate amount of plan interests to be offered or sold to respective participants in the Plan. As of January 1, 2017, the Company is no longer issuing Shares under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed in order to deregister all Shares and plan interests that were registered under the Registration Statement and remain unissued under the Plan.

SIGNATURES AND POWER OF ATTORNEY

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on December 1, 2017.

    LAYNE CHRISTENSEN COMPANY

    By  /s/ Michael J. Caliel

Michael J. Caliel

President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of the Registrant's Chief Executive Officer and General Counsel (currently Michael J. Caliel and Steven F. Crooke, respectively) as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Caliel	President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2017
Michael J. Caliel
/s/ J. Michael Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 1, 2017
J. Michael Anderson
Vice President & Chief Accounting Officer
/s/ Lisa Curtis	(Principal Accounting Officer)	December 1, 2017
Lisa Curtis

/s/ David A. B. Brown	Chairman of the Board of Directors	December 1, 2017
David A. B. Brown

/s/ J. Samuel Butler	Director	December 1, 2017
J. Samuel Butler

/s/ Robert Gilmore	Director	December 1, 2017
Robert Gilmore

/s/ Alan Krusi	Director	December 1, 2017
Alan Krusi

/s/ Nelson Obus	Director	December 1, 2017

Nelson Obus

/s/ John T. Nesser III	Director	December 1, 2017
John T. Nesser III

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of The Woodlands, State of Texas, on December 1, 2017.

LAYNE CHRISTENSEN COMPANY CAPITAL ACCUMULATION PLAN

By	/s/ A.J. Clark
A.J. Clark

Member Layne Benefits Committee